Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Insight Enterprises, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-110915, No. 333-42684, No. 333-42686, No. 33-96286, No. 33-96280, No. 33-03158, and No. 333-69113) on Form S-8 of Insight Enterprises, Inc. of our report dated February 16, 2006, with respect to the consolidated balance sheets of Insight Enterprises, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Insight Enterprises, Inc. Our report refers to the Company’s adoption of FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” as of December 31, 2005.
/s/ KPMG LLP
Phoenix, Arizona
February 16, 2006

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